QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

Description of Cigna Corporation
Strategic Performance Share Program

The Strategic Performance Share Program ("Program") is designed to:

•

pay at the median for competitive performance results against stretch targets;

•

incent and reward superior results achieved through sustained long-term financial discipline and strategic accomplishments that will benefit Cigna over the long-term, but may not be reflected in annual results; and

•

provide competitive pay opportunities that allow the company to attract, motivate and retain participants who will drive competitively superior performance.

Strategic Performance Shares ("SPSs") have a three-year performance period and are awarded based upon an individual participant's long-term incentive target multiplied by an individual performance factor (ranging from 0-200%). The award is converted to a number of SPSs based on the stock price at the time of the award. At the end of the three-year performance period, the People Resources Committee of Cigna's Board of Directors ("PRC") assesses Cigna's results against the goals set at the beginning of the period to determine the number of SPSs earned and paid out. The People Resources Committee may adjust or change the goals if Cigna is involved in any material merger, acquisition or divestiture during a performance period. The SPSs earned and actually issued to eligible participants will range from 0-200% of the SPSs awarded at the beginning of the performance period, and the actual number will depend on the degree to which Cigna achieves the goals set at the time of grant.

No participant can be awarded more than 500,000 performance shares in any year. Upon termination of employment due to retirement, death or disability, or after a change to an ineligible status, the disposition of any outstanding awards will be solely at the discretion of the PRC or its designee in accordance with the provisions of the Cigna Long-Term Incentive Plan.

QuickLinks

Description of Cigna Corporation Strategic Performance Share Program